Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated January 29, 2008, relating to the financial statements of PowerGae, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
March 4, 2008